Exhibit 99.1

NEWS RELEASE

CareDx Announces CFO Transition

Charles Constanti to be Appointed CFO, Ken Ludlum to Depart

Brisbane, CA — March 24, 2016 — CareDx, Inc. (Nasdaq: CDNA), a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic surveillance solutions for transplant patients, today announced that Charles Constanti will become its new chief financial officer, replacing Ken Ludlum, who will be leaving CareDx after a transition period. Mr. Constanti will assume the role in early April 2016 and Mr. Ludlum will remain with CareDx through June to ensure a smooth transition.

“During his two years at CareDx, Ken helped us complete our IPO, strengthen the financial organization and negotiate the transaction with Allenex,” said President and Chief Executive Officer, Peter Maag. “On behalf of the Board and management team, I thank Ken for his significant contributions to CareDx and wish him all the best.”

“We are excited to announce Charles joining CareDx as CFO,” Maag continued. “Charles brings extensive international financial experience and will be instrumental in integrating the Allenex acquisition. In addition to outstanding analytical skills, he will also provide key leadership in the execution of CareDx’s strategic and financial plans. “

Mr. Constanti has nearly 30 years of finance, accounting, and management experience. He most recently served as Vice President and Chief Financial Officer of Procera Networks, Inc., a networking equipment and software company, from May 2009 to June 2015, when it was acquired by an entity affiliated with Francisco Partners, and Mr. Constanti continued to provide transition services until September 2015. From April 2005 to February 2007, Mr. Constanti served as Vice President and Chief Financial Officer of Netopia, Inc., a telecommunications equipment and software company which was acquired in February 2007 by Motorola, Inc., where he served as Senior Finance Director until May 2009. Previously, Mr. Constanti held various senior finance positions at Quantum Corporation and Bank of America Corporation, and was an auditor with PricewaterhouseCoopers. Mr. Constanti is an inactive certified public accountant. Mr. Constanti received his B.S., Magna Cum Laude, in Accounting from Binghamton University.

About CareDx

CareDx, Inc., based in Brisbane, California, is a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic surveillance solutions for transplant patients. The company has commercialized AlloMap®, a gene expression test that aids clinicians in identifying heart transplant patients with stable graft function who have a low probability of moderate/severe acute cellular rejection. CareDx is also developing additional products for transplant monitoring using a variety of technologies, including AlloSure™, its next-generation sequencing-based test to detect donor-derived cell-free DNA after transplantation. For more information, please visit: www.CareDx.com.

Forward Looking Statements

In addition to the historical information, this press release contains forward-looking statements with respect to our business, research, development and commercialization efforts and anticipated future financial results. These forward-looking statements are based upon information that is currently available to us and our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties that are described in our filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed by us with the SEC on March 31, 2015, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Our results for the most recent reporting period are not necessarily indicative of our operating results for any future periods.

Investor Relations Contact:

Westwicke Partners

Jamar Ismail

(415) 513-1282

jamar.ismail@westwicke.com